UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-51863	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive

Suite 300

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 599-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 18, 2012, Argeris N. Karabelas, Ph.D. resigned as a member of the Board of Directors (the “Board”) of Vanda Pharmaceuticals Inc. (the “Company”), as the Chairman of the Compensation Committee of the Board, and as a member of the Nominating/Corporate Governance Committee of the Board, in order to attend to personal matters. With best wishes, the Company thanks Dr. Karabelas for his dedicated service and extensive contribution as a member of the Board since the founding of the Company, when he served as the Chairman. In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board has reduced the number of directors of the Company from seven to six. Vincent J. Milano, one of the Company’s current directors, has been appointed to serve as the Chairman of the Compensation Committee in replacement of Dr. Karabelas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2012	VANDA PHARMACEUTICALS INC.

	By:	/s/ James Kelly
	Name:	James Kelly
	Title:	Chief Financial Officer